SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2003

ENTERCOM COMMUNICATIONS CORP.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 City Avenue, Suite 809 Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

401 City Avenue, Suite 409 Bala Cynwyd, Pennsylvania, 19004
(Former Address of Principal Executive Offices)

Item 7.	Exhibits

	(c)	Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Title

99.1	Entercom Communications Corp. Press Release, issued May 5, 2003.

Item 9.                                   Regulation FD Disclosure

In accordance with guidance from the Securities and Exchange Commission in Release numbers 33-8216 and 34-47583, the information furnished under this Item 9 (“Regulation FD Disclosure”) is intended to be furnished under Item 12 (“Results of Operations and Financial Condition”).  The information in this Current Report on Form 8-K and the Exhibit attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On May 5, 2003, Entercom Communications Corp. (the “Company”) issued a press release (the “Press Release”) announcing first quarter 2003 results and revenue guidance for the second quarter of 2003.  Specifically, the Company announced that, for the first quarter:

•                                          net revenues were $81.0 million; and

•                                          operating income was $21.9 million.

In addition, the Company announced that, for the second quarter of 2003, the Company expects to report net revenues of between $104 to $107 million.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

	By:	/s/ Stephen F. Fisher
Stephen F. Fisher Executive Vice President and Chief Financial Officer

Dated: May 6, 2003

EXHIBIT INDEX

Exhibit No.	Title

99.1	Entercom Communications Corp. Press Release, issued May 5, 2003.